Exhibit 5.1
GREENBERG TRAURIG, LLP
200 Park Avenue
New York, New York 10166

November 30, 2007
FX Real Estate and Entertainment Inc.
650 Madison Avenue
New York, New York 10022

Re:	FX Real Estate and Entertainment Inc.
Registration Statement on Form S-1 (File No. 333-145672)
Ladies and Gentlemen:
     We have acted as counsel for FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of the Registration Statement on Form S-1 (File No. 333-145672), and each amendment thereto (the “Registration Statement”), as initially filed on August 24, 2007 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 19,743,349 shares of the Company’s common stock, par value $0.01 per share, held by CKX, Inc. (“CKX”) and the CKX FXLR Stockholder Distribution Trust I, the CKX FXLR Stockholder Distribution Trust II and the CKX FXLR Stockholder Distribution Trust III (collectively, the “Distribution Trusts”) for distribution to the common and preferred stockholders of CKX in the form of a special dividend (such shares being hereinafter referred to as the “Distribution Shares”).
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with the preparation of the Registration Statement and this opinion, we have examined, considered and relied upon the following documents: (1) the Registration Statement, as amended to the date hereof, (2) the Company’s Amended and Restated Certificate of Incorporation, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware, (3) the Company’s Amended and Restated By-laws, as currently in effect and as certified by the Secretary of the Company, (4) certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Distribution Shares and the original issuance of the Distribution Shares to CKX and the Distribution Trusts and (5) certain agreements between CKX and the Company (including its predecessor FX Luxury Realty, LLC) pursuant to which CKX and the Distribution Trusts acquired the Distribution Shares.
     We have also examined originals or copies, certified or otherwise to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     Our opinion expressed below is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.
     Based solely upon and subject to the foregoing, we are of the opinion that the Distribution Shares are legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

GREENBERG TRAURIG, LLP

/s/ Greenberg Traurig, LLP